SUBSCRIPTION AGREEMENT
                             ----------------------

Attn: President
PortalToChina.com, Inc.
1802-888 Pacific Street
Vancouver, BC  V6Z 2S6

RE:     ACQUISITION OF COMMON SHARES OF PORTALTOCHINA.COM, INC.
        A NEVADA CORPORATION (THE "COMPANY")

Dear  Sir:

A.     SUBSCRIPTION

The undersigned hereby subscribes for _______________ shares of the Company's Common Stock, par value US$0.0001 per share (the "Shares") at a purchase price of US$0.10 per share, according to the terms set forth herein. I acknowledge and agree that this subscription may not be revoked by me except with the consent of the Company. I further acknowledge and agree that the Company may, in its sole discretion, allocate shares among subscribers in the event of an over subscription for the Shares.

B.     SUBSCRIBER'S  REPRESENTATIONS  AND  WARRANTIES.

The  undersigned  hereby  represents  and  warrants  as  follows:

1. Warranties. In connection with your offer of Shares, I represent and warrant that I am over the age of 21 years; that I, individually or together with others on whom I rely, have such knowledge and experience in financial and business affairs that I have the capability of evaluating the merits and risks of my investment in the Company; that I am financially responsible and able to meet my obligations hereunder and acknowledge that this investment is by its nature speculative; that I have received a copy of the Company's Prospectus dated ______________________ (the "Prospectus"). By executing this Subscription Agreement, the undersigned acknowledges and agrees to all of the terms and conditions of this offering as described in the Prospectus. This Subscription Agreement is not binding on the Company until accepted by the Company. The Company reserves the right to accept or reject, in whole or in part and at its sole discretion, any Subscription Agreement.

2. Suitability. I represent that I either have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of my investment in the Company or, together with the purchaser representative, if any, named below, have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of my investment in the Company; that I relied on my own legal counsel or elected not to rely on my counsel despite the Company's recommendation that I rely on my own legal counsel; and that I am able to bear the economic risk of such investment.

3. Representations by the Company. No representations and warranties, oral or otherwise, have been made to the undersigned by the Company or any agent, employee or affiliate of the Company, or any other person whether or not associated with this Offering and in entering into this transaction, the undersigned is not relying upon any information other than those contained in the Prospectus. The delivery of this Prospectus and the sale of the Shares does not mean that there has been no change to the Company's affairs since the date of this Prospectus. The undersigned acknowledges that this Prospectus is not an offer to sell or a solicitation of an offer to buy securities in any state or jurisdiction where the offer or sale is not permitted.

4. Market for the Shares. The undersigned is aware that (i) there is no market for the Shares and that there can be no assurance that a market will develop and (ii) it may not be possible to liquidate his/her investment in the Shares readily.

5. Risk. The undersigned understands that an investment in the Company involves substantial risks. The undersigned has carefully read the entire Prospectus, particularly the "Risk Factors" section therein.

6. Residency Declaration. The undersigned represents and warrants that he is a resident of the state listed in the address shown below insofar as he occupies a dwelling within the state and intends to remain within the state for an indefinite period of the time. Further, if the undersigned is not a resident of the state listed in the address shown below, then the undersigned represents and warrants that he is not a resident of any other state or possession of the United States.

7. Indemnification and Arbitration. The undersigned recognizes that the offer of the Shares in the Company was based upon his representations and warranties contained above and hereby agrees to indemnify the Company and to hold it harmless against any and all liabilities, costs, or expenses (including reasonable attorneys' fees) arising by reason of, or in connection with, any misrepresentation or any breach of such warranties by the undersigned. Further, in the event that any dispute where to arise in connection with this Agreement or with the undersigned's investment in the Company, the undersigned agrees, prior to seeking any other relief at law or equity, to submit the matter to binding arbitration in accordance with the rules of the National Association of Securities Dealers at a place to be designated by the Company.

8. Agency Determination.The undersigned recognizes and understands that no federal or state agency has made any determination as to the fairness of the offering for investment purposes, or any recommendations or endorsement of the Shares.

C.     MISCELLANEOUS.

1. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

2. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. The provisions of this Agreement may not be modified or waived except in writing.

3. The headings contained in this Agreement are for convenient reference only, and they shall not limit or otherwise affect the interpretation of any term or provision hereof.

D.     SUBSCRIPTION FOR SHARES

     Number  of  Shares  subscribed  for:________________

     Total  Payment  enclosed:  $_________________  USD

(PLEASE MAKE CHECK PAYABLE TO PORTALTOCHINA.COM, INC.)

IN WITNESS WHEREOF, the undersigned has executed this Agreement this ___ day of _____________, 2005.


                                                       _________________________
                                                       Signature(s)

                                                       _________________________
                                                       Print Name

Print Name(s) in which Shares  Are to be Registered:   _________________________

Address of Subscriber:                                 _________________________

                                                       _________________________


ACCEPTANCE

The foregoing subscription is hereby accepted and receipt of payment is hereby acknowledged with respect to the Shares subscribed for above.


                                                  PORTALTOCHINA.COM, INC.



                                                  By: _________________________
                                                      Paul Fong
                                                      President